Exhibit 10.39

         Share Subscription Agreement
   U.S. Gold Corporation, William W. Reid and
    David C. Reid RMB International (Dublin)
     Limited and Gold Resource Corporation

Table of contents
Clause
1     Definitions and interpretation
1.1   Definitions
1.2   Interpretation
1.3   Business Day
1.4   Inconsistency with organizational documents
2     Conditions precedent to subscription for and issue of
shares to Minority Shareholder
2.1   Conditions precedent
2.2   Reasonable endeavours
2.3   Notice
2.4   Waiver
2.5   Termination of Agreement arising from non-
satisfaction of conditions precedent
3     Subscription for and issue of Shares
3.1   Conditions Precedent
3.2   Subscription for Shares
3.3   Consideration
3.4   Company to issue and allot Shares
3.5   Company to register share issue
3.6   Share ranking
3.7   Issue of additional Shares
4     Transaction Account
4.1   Transaction Account
4.2   Application of money in Transaction Account
4.3   Project related covenants
4.4   Monthly reports
5     Additional equity raising
5.1   Additional equity
5.2   Failure to raise additional equity
5.3   Bring Along Option
5.4   Audit of additional equity spent
5.5   Minority Shareholder's costs and expenses
6     Listing of the Company
6.1   Listing of the Company
6.2   Ranking of Shares issued on Listing
6.3   Other Shares or securities not to issue
6.4   Trading following Listing
6.5   Submissions to Exchange
6.6   Restriction agreement
7     Covenants, representations and warranties regarding
Share capital structure
8     Representations and warranties regarding Company
and the Business
9     Breach or non-fulfilment of warranties and
representations
10    Management Fees
11    Dividend policy
12    Disposal of Shares
12.1  No Disposal of Shares
12.2  Notice of Sale
12.3  Exercise of Shareholder's option to purchase Sale
Shares
12.4  Allocation of Sale Shares
12.5  Sale Shares not purchased by Shareholders
12.6  Purchasing Shareholders
12.7  Disposal of Shares to Subsidiary
12.8  Encumbrance over Shares
12.9  Refusal to register
12.10 Tag Along Option
12.11 Exclusions
13    Power of attorney
13.1  Purpose of power of attorney
13.2  Power of attorney
14    Share certificates
15    Termination
15.1  Termination
15.2  Without prejudice
16    General
16.1  Notices
16.2  Governing law and jurisdiction
16.3  Prohibition and enforceability
16.4  Waivers
16.5  Variation
16.6  Cumulative rights
16.7  Assignment
16.8  Further assurances
16.9  Entire agreement
16.10 Counterparts
16.11 Stamp duty
16.12 Costs and expenses
16.13 Relationship of parties
Annexure 1 - Share Subscription Application
Annexure 2 - Unaudited consolidated financial statements for Company
Annexure 3 - Budget and Work Plan
Annexure 4 - Register of Shares
Annexure 5 - Listing of Shares held by Majority
Shareholders


This share subscription agreement is made on 2002 between the following parties:

1.  U.S. Gold Corporation
of 2201 Kipling Street, Suite 100, Lakewood, Colorado,
United States of America 80215-1545 (US Gold)

William W Reid
of 25 Downing Street, #1-501, Denver, Colorado, United
States of America 80218

David C Reid
of 2201 Quitman Street, Denver, Colorado, United States of America 80212-1115
(collectively Majority Shareholders)

2.  RMB International (Dublin) Limited
of West Block Building, AIB International Financial Services
Centre, Dublin 1, Ireland (Minority Shareholder)

3.  Gold Resource Corporation
of 2201 Kipling Street, Suite 100, Lakewood, Colorado,
United States of America 80215-1545(Company)

Recitals

A. The Majority Shareholders presently hold, in aggregate, a controlling interest of the issued share capital of the Company, that being 2,493,000 shares of the total currently issued and outstanding of 3,756,000, as reflected in Annexures 4 and 5.

B. It is intended that a placement of shares at a placement price of US$0.37 per share be made to the Minority
Shareholder in consideration for a payment by the Minority
Shareholder to the Company.

C. The Company has agreed to issue the shares referred to in recital B.

D. The parties now wish to record and confirm the terms and conditions of the arrangements referred to in Recitals
A to C.

The parties agree

in consideration of, among other things, the mutual promises contained in this Agreement:

1 Definitions and interpretation

1.1 Definitions
In this Agreement:

Balance Sheet means the unaudited consolidated balance sheet of the Company as at March 31, 2002, which is included in Annexure 2;

Bring Along Option means the bring along option in clause
5.3 granted by the Majority Shareholders to the Minority
Shareholder under this Agreement;

Budget and Work Plan means the budget and work plan of the Company which is Annexure 3;

Business means the business of Exploration;

Business Day means a day on which banks are open for business in Denver, Colorado;

Commencement Date means the date on which commercial mining operations commence on the Project
Area and proceeds of sale of product derived from the Project Area have first been received by the Company;

Consideration means the sum of US$200,000;

Dispose means any dealing with a Share, including but not limited to, a sale, transfer, assignment, trust, encumbrance, option, swap, any alienation of all or any part of the rights attaching to a Share or interest in a Share, and includes any attempt to so deal or the taking of any steps for the purpose of so dealing and Disposed and Disposal have corresponding meanings;

Encumbrance means an interest or power:
(a) reserved in or over any interest in any asset including, but not limited to, any retention of title; or
(b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

Environmental Law means any law, whether statute or common law, concerning environmental matters, and includes law concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for, or development or exploitation of, any natural resource;

Exchange means a Canadian, United States of America or

English stock exchange (other than OFEX);

Exploration means the exploration of the Project Area for deposits of zinc, silver and lead;

Exploration and Exploitation Agreement means the Exploration and Exploitation Agreement dated 23 August
2001 between Don David Gold, S.A. de C.V. and Dora
Eufrasia Labra Robledo with respect to 2 mining concessions, being title 168381 El Desierto and title
168382 Ampliacion del Desierto Fracc. Sur, jointly known as El Desierto, in the Zimapan Mining District of the State of Hidalgo, Mexico;

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

Jurisdiction means the State of Colorado, United States of
America;

Listing means the listing of Shares on any Exchange and List and Listed have corresponding meanings;

Majority Purchaser means a person who has indicated a willingness to purchase the Minority Shareholder's Shares and other Shares in the Company which together equal up to 51% of the Shares in the Company and who has provided the Minority Shareholder with a bona fide offer to purchase those Shares but does not include any corporation which is a Related Corporation of the Minority
Shareholder;

Management Fees means fees payable by the Company to US Gold in the sum of US$30,000 per month under a Management and Administration Agreement dated
November 29, 2001 entered into between the Company and US Gold for management and administration of the Company by US Gold;

Material Adverse Change means an actual or likely material deterioration in the trading results, condition, financial position or financial prospects of the Company;

Notice of Sale means a notice of sale of Shares given under clause 12.2;

Offeree means a Shareholder who exercises the option granted by a Notice of Sale;

Power means any right, power, authority, discretion or remedy conferred by this Agreement or any applicable law;

Profit and Loss Statement means the unaudited consolidated profit and loss statement of the Company for the 3 months ended March 31, 2002 and for the period of inception to March 31, 2002, which is included in Annexure
2;

Project means the project known as the Zimapan project located in the State of Hidalgo, Mexico comprising the development and operation by the Company of mining operations within the Project Area for the purpose of producing zinc, silver and lead in commercial quantities;

Project Area means the area the subject of the Exploration and Exploitation Agreement;

Related Corporation means a body corporate that is:
(a) a holding company of another body corporate; or
(b) a Subsidiary of another body corporate; or
(c)a Subsidiary of a holding company of another body corporate;

Sale Shares means the Shares a Seller wishes to sell as specified in a Notice of Sale;

Seller means a Shareholder who serves a Notice of Sale;

Share means an issued common equity share in the Company;

Shareholders means each of the Majority Shareholders and the Minority Shareholder;

Share Issue Date means the date that the Minority
Shareholder is to subscribe for shares in accordance with clause 3.2;

Subscription Application means a subscription application in the form set out in Annexure 1;

Subsidiary means a body corporate (in this definition called the first body) that is a subsidiary of another body corporate if:
(a) the other body:
(i) controls the composition of the first body's board; or
(ii) is in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the first body; or
(iii) holds more than one-half of the issued share capital of the first body (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or
(b) the first body is a subsidiary of a subsidiary of the other body;

Tag Along Notice means a notice of proposed purchase of Shares given under clause 12.10;

Tax means:
(a) a tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding;
(b) income, stamp or transaction duty, tax or charge; or
(c) value added tax or goods or services tax, which is assessed, levied, imposed or collected by, or payable to, a Government Agency and includes, but is not limited to, interest, fines, penalties, charges, fees or other amounts imposed on or in respect of any of the above;

Third Party Purchaser means a person who has indicated a willingness to purchase Shares in the Company and who has provided a proposed Seller with a bona fide offer to purchase Shares in the Company; and

Transaction Account means the account established and maintained by the Company as required by clause 4.1(a).

1.2 Interpretation

In this Agreement, headings and boldings are for convenience only and do not affect the interpretation of this Agreement and, unless the context otherwise requires:
(a) words indicating the singular include the plural and vice versa;
(b) words indicating a gender include any gender;
(c) where a word or phrase is defined in this Agreement, other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;
(d) an expression indicating a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;
(e) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;
(f) a reference to a clause, party or annexure is a reference to a clause of, and a party and annexure to, this Agreement and a reference to this Agreement includes any annexure;
(g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;
(h) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;
(i) a reference to a party to a document includes that party's successors and permitted assigns;
(j) a covenant or agreement on the part of 2 or more persons binds them jointly and severally;
(k) a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;
(l) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;
(m) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind; and
(n) a reference to a month is a reference to a calendar month.

1.3 Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

1.4 Inconsistency with organisational documents
If there is any inconsistency between this Agreement and the Company's organisational documents, this Agreement prevails.

2 Conditions precedent to subscription for and issue of shares to Minority Shareholder

2.1 Conditions precedent
The subscription by the Minority Shareholder for the Shares and the issue by the Company to the Minority
Shareholder of those Shares (which issue is referred to in clause 3) is subject to, and conditional on, the following conditions either being satisfied or being waived in accordance with clause 2.4:
(a) all necessary Company, Majority Shareholders and regulatory approvals, if any, from Government Agencies being obtained; and
(b) the Minority Shareholder being satisfied that there has not been a Material Adverse Change in the financial position or prospects of the Company from the date of this Agreement and that the representations and warranties in clauses 7 and 8 are true and correct.

2.2 Reasonable endeavours
(a) The Company must use all reasonable endeavours within its own capacity to satisfy the condition precedent set out in clauses 2.1(a) and 2.1(b).
(b) The Minority Shareholder must use all reasonable endeavours within its own capacity to satisfy the condition precedent set out in clause 2.1(b).

2.3 Notice
A party must promptly notify the other party in writing if:
(a) a condition precedent has been satisfied, or
(b) a condition precedent has become incapable of being satisfied.

2.4 Waiver
(a) The condition precedent in clause 2.1(a) may only be waived by agreement of both parties.
(b) The condition precedent in clause 2.1(b) may only be waived by the Minority Shareholder.

2.5 Termination of Agreement arising from non-satisfaction of conditions precedent
If any of the conditions precedent set out in clause 2.1 are not satisfied or waived on or before 31 May 2002 or a later date the parties may agree in writing, either party may, by not less than 2 Business Days' written notice to the other party, terminate this Agreement and the parties will have no further rights or obligations other than those rights or obligations accrued before that date.

3 Subscription for and issue of Shares

3.1 Conditions Precedent
The Minority Shareholder agrees that on the Business Day that all the conditions precedent in clause 2.1 are either satisfied or waived, the Minority Shareholder will notify the Company in writing.

3.2 Subscription for Shares
The Minority Shareholder agrees that on the Business Day immediately following satisfaction or waiver of all the conditions precedent in clause 2.1, the Minority
Shareholder will subscribe to the Company for 540,541
Shares by delivering a duly executed Subscription
Application to the Company.

3.3 Consideration
When subscribing for 540,541 Shares, the Minority
Shareholder will pay the Consideration to the Company by depositing the Consideration into the Transaction Account.

3.4 Company to issue and allot Shares
On receipt of the Subscription Application from the Minority
Shareholder and on the Consideration being paid into the Transaction Account, the Company will immediately issue and allot to the Minority Shareholder 540,541 Shares.

3.5 Company to register share issue
Immediately after issuing and allotting the Shares to the Minority Shareholder, the Company will enter the Minority Shareholder's name in the register of shareholders, and will as soon as practicable send to the Minority Shareholder a share certificate evidencing its shareholding in the Company.

3.6 Share ranking
On issue to the Minority Shareholder the Shares will rank pari passu in all respects with all other then existing
Shares.

3.7 Issue of additional Shares
The Company must not issue any additional Shares in the Company at a price which is less than the price per Share of the Shares it issues to the Minority Shareholder without the prior written approval of the Minority Shareholder.

4 Transaction Account

4.1 Transaction Account
The Company undertakes:
(a) to establish and maintain a United States Dollar denominated interest bearing account in a place and with a bank or financial institution approved by the Minority Shareholder (Transaction Account);
(b) to maintain the Transaction Account with the bank or financial institution and at the place at which the Transaction Account was originally opened and not change the Transaction Account to another bank, financial institution or place without the prior consent of the Minority Shareholder;
(c) to cause all interest and other earnings on the Transaction Account to be credited to that Transaction Account;
(d) to deal with the moneys standing to the credit of the Transaction Account in accordance with this Agreement;
and
(e) to ensure that no monies are deposited into the Transaction Account other than the Consideration, the sum of US$350,000 referred to in clause 5.1 and the monies referred to in clause 4.1(c).

4.2 Application of money in Transaction Account
(a) The Consideration standing to the credit of the Transaction Account is only to be applied towards the Exploration costs incurred or to be incurred by the Company in the manner contemplated in the Budget and Work Plan and as otherwise approved by the Minority
Shareholder.
(b) Other money deposited into the Transaction Account under clauses 4.1(c) and 5.1 may only be applied towards:
(1) payment of the sum of US$50,000 due under the Exploration and Exploitation Agreement on or about August
23, 2002; and
(2) Exploration costs incurred by the Company.

4.3 Project related covenants
(a) The Company must promptly use the money in the Transaction Account which is not required for the purposes in clause 4.2(b)(1) for the purposes of conduct of Exploration, in a manner which is in accordance with good industry practice.
(b) The Company must do all things (including the making of payments) necessary to keep its rights under the Exploration and Exploitation Agreement in good standing.

4.4 Monthly reports
As soon as reasonably practicable and no later than 15 days after the end of each month (up to the time the Consideration and the sum of US$350,000 referred to in clause 5.1 have been spent in accordance with the terms of this Agreement), the Company must provide a monthly report in a form approved by the Minority Shareholder giving the following information:
(a) progress and current status of Exploration;
(b) details of the expenditure on items included in the Budget and Work Plan for the relevant month, or items which have otherwise been approved by the Minority
Shareholder under clause 4.2(a) for the relevant month, and the total expenditure on those items to date; and
(c) details of the application of the funds in the Transaction
Account during the relevant month.

5 Additional equity raising

5.1 Additional equity
In addition to the Consideration paid under this Agreement, the Company must within 12 months of the date the Minority Shareholder pays the Consideration to the
Company:
(a) raise a further amount of US$350,000 in equity;
(b) deposit that amount into the Transaction Account;
(c) commence expenditure of that amount on Exploration;
and
(d) demonstrate that all withdrawals from the Transaction
Account of the amount deposited to the Transaction
Account under clause 5.1(b) which are made within that period of 12 months have been applied to Exploration as required under clause 4.2(b).

5.2 Failure to raise additional equity
Without limiting any Power of the Minority Shareholder under this Agreement, the Minority Shareholder will be able to exercise the Bring Along Option in accordance with clause 5.3 if, and only if, on the date 12 months after the Minority Shareholder pays the Consideration to the Company, the Company has not complied with clause 5.1.

5.3 Bring Along Option
(a) The Minority Shareholder may give a Bring Along
Notice to each Majority Shareholder and the Company that the Minority Shareholder intends to sell all of its Shares and requires the Majority Shareholders to transfer as many of their Shares to a Majority Purchaser as are necessary for the Majority Purchaser to purchase up to 51% of the Shares on the same terms and at a price equal to the price at which the Minority Shareholder proposes to sell its Shares to the Majority Purchaser.
(b) A Bring Along Notice given under clause 5.3(a) must specify:
(1) the number of Shares the Minority Shareholder intends to sell, which must constitute all of the Shares held by the Minority Shareholder at the time the Bring Along Notice is given, and the sale price per Share;
(2) the number of Shares the Majority Shareholders are required to sell;
(3) the name of the Majority Purchaser; and
(4) any other terms of the proposed sale, including the proposed date of sale and transfer of the Shares.
(c) If the Minority Shareholder gives a Bring Along Notice under clause 5.3(a) the Majority Shareholders must, subject to clause 5.3(e), on payment of the sale price, sell and transfer as many of their Shares to the Majority
Purchaser that are necessary for the Majority Purchaser to purchase up to 51% of the Shares in the Company at the same time as the Minority Shareholder transfers its Shares to the Majority Purchaser.
(d) Each Majority Shareholder agrees with each other
Majority Shareholder that, in complying with clause 5.3(c), each Majority Shareholder will sell and transfer to the Minority Shareholder the proportion of the total number of Shares to be sold by that Majority Shareholder which the number of Shares it holds at the time the Bring Along
Notice is given bears to the total number of Shares held by all the Majority Shareholders at the time the Bring Along Notice is given. Nothing in this clause 5.3(d) affects the rights of the Minority Shareholder under clause 5.3(c).
(e) Clause 5.3(c) does not apply if a Bring Along Notice is given and, before the date on which the Minority
Shareholder is due to transfer its Shares to the Majority Purchaser (which must not be less than 15 days from the date of the Bring Along Notice), the Majority Shareholders make an irrevocable offer to the Minority Shareholder to purchase all of its Shares at a price which is equal to or greater than the price offered by the Majority Purchaser for completion on the date applicable to the sale to the Majority Purchaser and otherwise on terms no less favourable than those applicable to the proposed sale by the Minority Shareholder to the Majority Purchaser. In these circumstances, the Minority Shareholder must transfer its Shares to the Majority Shareholder on the terms offered to it by the Majority Shareholder. The Majority Shareholders agree to notify the Minority Shareholder of the proportions of Shares that the Minority Shareholder is to transfer to each of them.
(f) If the Majority Shareholders make an offer to the Minority Shareholder under clause 5.3(e) but fail to pay on or before the date on which the Minority Shareholder would have been due to sell and transfer its Shares to the Majority Purchaser had the Majority Shareholder not made an offer under clause 5.3(e), then the entitlement of the Majority Shareholders to make an offer under that clause terminates. If this happens, then the Minority Shareholder may proceed to sell and transfer the Shares to the Majority Purchaser on the terms notified under clause 5.3(b), and clauses 5.3(c) and 5.3(d) (but not clause 5.3(e)) will apply to that sale.

5.4 Audit of additional equity spent
(a) The Minority Shareholder may conduct an audit to establish that the Consideration and the sum of US$350,000 referred to in clause 5.1 have been applied for the purposes permitted under clause 4.2 and in accordance with clauses 4.2 and 5.1.
(b) The Company must provide to the Minority Shareholder, within a reasonable period of being requested to do so, any information in its possession, access to books and records and all other assistance relevant to the audit the Minority
Shareholder carries out under clause 5.4(a) which the Minority Shareholder may require.

5.5 Minority Shareholder's costs and expenses
The Company must apply any amount of equity it raises above the US$350,000 referred to in clause 5.1 towards reimbursement of the Minority Shareholder in relation to the costs and expenses the Minority Shareholder incurred for its due diligence and for the negotiation, preparation, execution, delivery and registration of this Agreement, including any amount payable by the Minority Shareholder under clauses 16.11 and 16.12.

6 Listing of the Company

6.1 Listing of the Company
The Company must, subject to prevailing market conditions, use reasonable endeavours to list the Company on an Exchange.

6.2 Ranking of Shares issued on Listing
The Shares issued on Listing will on issue rank pari passu in all respects with the other then existing issued Shares.

6.3 Other Shares or securities not to issue
(a) Without the prior written consent of the Minority Shareholder the Company will not after the Share Issue
Date issue Shares, warrants, options or other forms of securities to:
(1) any director or officer of the Company or of US Gold or any relative of any of those directors or officers other than through the exercise of stock options under the stock option agreements outstanding as at the date of this Agreement referred to in clause 7(a)(4);
(2) US Gold, any Subsidiary of US Gold or shareholder of
US Gold except as may be required as a result of or related to the merger of US Gold into a third party company, and to any related disposition of Shares held by US Gold, including those Shares being distributed to officers or directors of US Gold as part of any agreement between US
Gold and the third party company;
(3) William W Reid or David C Reid or any relative of
William W Reid or David C Reid, except as provided in clause 6.3(a)(2) above, otherwise than at an arms length market price and in compliance with clause 3.7.
(b) A reference to relative in clause 6.3(a) means:
(1) the spouse, de facto spouse, parent or remoter lineal ancestor, son, daughter or remoter issue, or brother or sister of that person; or
(2) any trust or settlement of which a director, officer or person described in clause 6.3(b)(1) is a beneficiary.

6.4 Trading following Listing
The Company must take all necessary steps to ensure that all Shares held by the Minority Shareholder at the time Listing occurs, and all Shares issued to the Minority Shareholder on Listing (if any), are listed or registered so that, subject to clause 6.5, the Shares can be traded on the Exchange immediately after Listing.

6.5 Submissions to Exchange
If the Exchange on which the Company is Listed restricts trading in the Shares held by the Minority Shareholder in the Company after Listing the Company undertakes to make submissions to the Exchange on behalf of the Minority Shareholder as the Minority Shareholder may reasonably request to minimise the number of Shares which are subject to trading restrictions, but the Minority
Shareholder acknowledges that ensuring the Company is Listed on the Exchange is paramount and agrees that Listing will not be delayed for any reason relating to any dispute with the Exchange on trading restrictions.

6.6 Restriction agreement
If the Company uses its reasonable endeavours to minimise the number of Shares held by the Minority Shareholder in the Company which are subject to trading restrictions by the Exchange, the Minority Shareholder agrees to execute any restriction agreement restricting its ability to trade the Shares held by the Minority Shareholder in the Company which the Exchange may request the Minority Shareholder execute as a condition of the Company Listing on the Exchange.

7 Covenants, representations and warranties regarding
Share capital structure

(a) The Company represents and warrants to the Minority Shareholder that, as at the date of this Agreement and as at the date the representations and warranties are repeated under clause 7(b):
(1) the Majority Shareholders are the registered holder of 2,493,000 fully paid Shares;
(2) the Shares held by the Majority Shareholders as well as all other shareholders, as listed in Annexure 4, have been validly issued by the Company and are all the issued
Shares in the Company;
(3) the Company has not issued shares of any other class of its equity to any person or entity;
(4) the Company has not issued options to subscribe for unissued shares in the capital of the Company (except under the stock option agreement issued in favor of William
F. Pass dated July 27, 2000 for 200,000 shares of common stock with an exercise price of US$0.50 per share and expiring July 27, 2010), nor convertible notes; and
(5) the Majority Shareholders have not given any Encumbrance over their Shares in the Company.
(b) The Company repeats the representations and warranties in clause 7(a) as at the date the Consideration is paid under this Agreement.
(c) From the date of this Agreement and before the issue and allotment of the 540,541 Shares to the Minority Shareholder in accordance with clause 3, the Company will not issue any shares or options to subscribe for unissued shares in the capital of the Company or convertible notes to any person, including the Majority Shareholders.
(d) Without the prior consent of the Minority Shareholder the Company must not issue any preferred Shares before Listing or at the time of Listing.

8 Representations and warranties regarding Company and the Business
(a) The Company represents and warrants to the Minority Shareholder, as at the date of this Agreement and as at the date the representations and warranties are repeated under clause 8(b):
(1) the unaudited Balance Sheet is true and correct and is a true and correct reflection of the assets and liabilities as at the date of the Balance Sheet, and has been prepared in accordance with generally accepted accounting principles in the Jurisdiction;
(2) the Company is the legal and beneficial owner of all of the assets shown in the unaudited Balance Sheet, and there are no material present liabilities or contingent liabilities (including under a guarantee or an indemnity) other than shown in the Balance Sheet;
(3) since the date of the unaudited Balance Sheet, there has been no Material Adverse Change in the Company's financial position from that shown in the Balance Sheet;
(4) the unaudited Profit and Loss Statement is true and correct and is a true and correct reflection of the financial performance of the Company for the period shown in the Profit and Loss Statement, and has been prepared in accordance with generally accepted accounting principles in the Jurisdiction;
(5) since the date of the unaudited Profit and Loss
Statement, there has been no Material Adverse Change in the Company's financial performance from that shown in the Profit and Loss Statement;
(6) the statement of unaudited cash flows provided to the Minority Shareholder before the date of this Agreement is true and correct and is a true and correct reflection of the cash flows of the Company for the period shown in the statement, and has been prepared in accordance with generally accepted accounting principles in the Jurisdiction;
(7) the execution, delivery and performance by the Company of this Agreement and the issuance of the Shares to the Minority Shareholder do not and will not violate any term of the Company's organisational documents, any law, regulation, authorisation, ruling, consent, judgment, order or decree of a Government
Agency or a document or an Encumbrance which is binding on it or on its assets;
(8) the Company is solvent and is able to pay its debts as and when they become due, but the Minority Shareholder acknowledges that the matters disclosed in clause 8(c) do not constitute a breach of this representation and warranty;
(9) except as provided in this Agreement no person will have any right of first refusal or any pre-emptive rights in connection with the issuance of the Shares or any future issuance of shares by the Company;
(10) the Company has not granted any Encumbrances of any kind to any entity, or agreed to grant an Encumbrance;
(11) other than those matters disclosed by the Company to the Minority Shareholder, the Company has not been involved in any litigation or prosecutions, and no third party has threatened to commence litigation or prosecutions against the Company, including claims by any Government
Agency;
(12) no claims have been made or are expected to be made on the Company, and the Company is not in default under the terms of any of its contracts or agreements, but the Minority Shareholder acknowledges that the matters disclosed in clause 8(c) do not constitute a breach of this representation and warranty;
(13) the Company has not entered into any material contracts or agreements which are significant or important to the Business which have not been disclosed by the Company to the Minority Shareholder;
(14) the Company has all necessary licences, approvals, permits and permissions required in law to carry on the Business, all conditions have been complied with, and the Company is not aware of any circumstances which might in any way prejudice their continuance or renewal;
(15) all information given by the Company to the Minority Shareholder in respect of the transaction, and the assets, the Business and the affairs of the Company, is true and correct as at the time it was given in all material respects and is not, whether by omission of information or otherwise, misleading in a material respect;
(16) the Company has not withheld from the Minority
Shareholder any document, information or other fact which might reasonably be expected to materially and adversely affect the Company, or the financial position, the Business, the assets, the liabilities, or the profitability of the Company;
(17) the Company has filed all corporate notices and effected all registrations with the relevant Government
Agencies as required by all applicable laws and all those filings and registrations are current, complete and accurate in every material respect;
(18) the Company has complied in all material respects with all statutes and regulations which are applicable to the Company and the Business carried on by it;
(19) the Company has complied with all Tax laws in all applicable jurisdictions and the Company has paid all Taxes due and payable by it, and that all documents to which the Company is a party and which attract stamp duty have been duly and properly stamped;
(20) the Company is not a trustee of a trust or settlement;
and
(21) other than as disclosed to the Minority Shareholder in writing before the date of this Agreement the Company has not engaged in any activities, or done any act, which may give rise to a claim against the Company under any Environmental Law.
(b) The Company repeats the representations and warranties in this clause 8 as at the date the Consideration is paid under this Agreement.
(c) The Minority Shareholder acknowledges that as at the date of this Agreement the Company is accruing but not paying to US Gold the Management Fees.

9 Breach or non-fulfilment of warranties and representations
The Company acknowledges that the Minority Shareholder may bring a claim for damages as a result of the inaccuracy, breach or non-fulfilment of any of the representations and warranties made by the Company in clauses 7 and 8.

10 Management Fees
(a) All Management Fees incurred by the Company up to the Commencement Date must not be paid from revenue or other amounts derived by the Company from the Project or the Project assets.
(b) For the avoidance of doubt, in determining the amount of distributable cash flow for the purposes of clause 11, no amount is to be deducted from the Project revenue for the purposes of payment of or otherwise with respect to the Management Fees which are unpaid as at the Commencement Date.
(c) Without limiting clauses 10(a) and (b), US Gold covenants and agrees not to make any claim for payment of Management Fees which are incurred (either before or after the Commencement Date) but unpaid, until the Company has sufficient funds available to it (after payment of the amounts referred to in clause 11(a)) to pay those Management Fees.
(d) For the avoidance of doubt nothing in this clause 10 limits the right of US Gold to be paid:
(1) the Management Fees which are unpaid as at the Commencement Date from money available to the Company which has not been derived from revenue or other amounts derived from the Project or the Project assets; or
(2) for Management Fees incurred with respect to the period after the Commencement Date from the revenue or other amounts derived from the Project or the Project assets, but only from amounts available after payment of the amounts referred to in clause 11(a).

11 Dividend policy
The Company must distribute its distributable cash flow to the Shareholders, to the fullest extent possible, but only if:
(a) a sufficient amount has been set aside for reasonable working capital, other reasonable requirements relating to Exploration and development and operation of the Project, and reasonable costs and expenses relating to Listing of the Company; and
(b) any distribution does not exceed the amount legally available for distribution.

12 Disposal of Shares

12.1 No Disposal of Shares
Other than an as provided for in clauses 5 and 12.10, the parties to this Agreement may not Dispose of any Share, except after complying with clauses 12.2, 12.3, 12.5, 12.6,
12.7 and 12.9.

12.2 Notice of Sale
A Majority Shareholder or Minority Shareholder who wants to Dispose of any Shares must serve a Notice of Sale on each other party to this Agreement specifying:
(a) the number of Sale Shares and the sale price per share;
(b) the name of the proposed buyer of the Sale Shares, (being the Third Party Purchaser);
(c) any other terms of the proposed Disposal;
(d) in the case of a sale by the Minority Shareholder, a statement to the effect that each Majority Shareholder has an option to purchase the Sale Shares on the terms set out in the Notice of Sale if the Majority Shareholder complies with clause 12.3; and
(e) in the case of a sale by a Majority Shareholder, a statement to the effect that the Minority Shareholder has an option to purchase the Sale Shares on the terms set out in the Notice of Sale if the Minority Shareholder complies with clause 12.3.

12.3 Exercise of Shareholder's option to purchase Sale
Shares
(a) Each Shareholder may exercise its option to purchase the Sale Shares by giving notice to the Company and the Seller of the number of Sale Shares it wishes to buy within 7 Business Days after the date of service of the Notice of Sale.
(b) If a Shareholder exercises its option to purchase Sale
Shares then the Seller must sell to that Shareholder the number of Sale Shares allocated to that Shareholder under clause 12.4 and the Shareholder must purchase them on the terms set out in the Notice of Sale.

12.4 Allocation of Sale Shares
(a) If the Seller receives offers for equal to or less than the number of Sale Shares the Seller must sell to that Offeree the number of Sale Shares that Offeree has offered to buy.
(b) If the Seller receives offers to acquire more Shares than the number of Sale Shares, then subject to clause 12.4(d) the number of Sale Shares that Offeree is entitled to acquire is:

Where:
ONS means the number of Shares held by the Offeree immediately before the service of the Notice of Sale.
TNS means the number of Shares held by all Offerees immediately before the service of the Notice of Sale.
SS means the number of Sale Shares.
N means the number of Shares that each Offeree is entitled to acquire.
(c) Any remaining Sale Shares that have not been allocated after the application of clause 12.4(a) are allocated subject to clause 12.4(d) as follows:

Where:
ONS means the number of Shares held by the Offeree immediately before the service of the Notice of Sale.
TNS means the number of Shares held immediately before the service of the Notice of Sale by all Offerees who have been allocated less than the number of Sale Shares indicated in the Offeree's notice.
RSS means the remaining number of Sale Shares which have not been already allocated to Offerees after the application of the formula set out in clause 12.4(a).
N means the number of Shares that each Offeree is entitled to acquire.
(d) If the number of Sale Shares to be acquired by an Offeree calculated by applying the formula is more than the number of Sale Shares that Offeree has offered to buy then that Offeree will acquire only the number of Sale Shares that it has offered to buy.
(e) The Company must apply the formulae in clauses
12.4(a) and 12.4(c) to determine the entitlement of each Offeree.
(f) The Company must repeat the application of the formula in clause 12.4(c) until all Sale Shares are allocated.
(g) If a fraction results from the application of the formula in clause 12.4(a) or clause 12.4(c) the fraction will be rounded up or down as determined by the Company.
(h) The Company must notify in writing the Seller and each Offeree of the number of Sale Shares to which each Offeree is entitled.

12.5 Sale Shares not purchased by Shareholders
(a) The Seller may sell any Sale Shares not purchased by another Shareholder in accordance with clause 12.3 to the buyer named in the Notice of Sale within 60 days after the date of service of the Notice of Sale.
(b) The Seller must not sell the Sale Shares:
(1) for a purchase price less than the price specified in the Notice of Sale; or
(2) on terms more beneficial to the buyer than those set out in the Notice of Sale.
(c) The Seller must give a copy of any agreement with the buyer named in the Notice of Sale relating to the Sale
Shares to each other Shareholder within 3 days after execution of the agreement.
(d) If the Seller does not sell the Sale Shares to the buyer named in the Notice of Sale within the time set out in clause 12.5(a) it may not sell those Sale Shares without complying again with this clause 12.

12.6 Purchasing Shareholders
A Shareholder who Disposes of Shares to anyone other than another Shareholder (including a Disposal under clauses 6.3(a)(2) and 12.7) must ensure that the transferee, before registration of the transfer of the Shares, enters into an agreement with the other parties agreeing to be bound by this Agreement as if named as a party and as a Shareholder, amended as reasonably required by the other Shareholders.

12.7 Disposal of Shares to Subsidiary
A Shareholder may Dispose of Shares without complying with this clause 12 (other than clause 12.6) if:
(a) the transferee is a wholly-owned Subsidiary of the Shareholder; or
(b) all other Shareholders give prior written approval.

12.8 Encumbrance over Shares
No Shareholder may create an Encumbrance over a Share unless the person to whom the Encumbrance is granted enters into an agreement with all Shareholders not to Dispose of the Shares unless that person complies with this clause 12.

12.9 Refusal to register
The Company may refuse to issue, or register the transfer of, any Shares if this clause 12 has not been complied with.

12.10 Tag Along Option
(a) Each Shareholder may, within 15 Business Days of receiving a Notice of Sale under clause 12.2, give a Tag Along Notice to the Seller and the Company that it requires the Third Party Purchaser to purchase some or all of its Shares on the same terms and at a price equal to the price at which the Seller proposes to sell the Sale Shares to the Third Party Purchaser.
(b) If a Shareholder gives a Tag Along Notice under clause 12.10(a), the Seller must not transfer the Sale Shares to the Third Party Purchaser and the Company must not register any such transfer, unless the Seller procures that the Third Party Purchaser purchase the Shares the subject of the Tag Along Notice at the same time as the purchase of the Sale Shares.
(c) A Tag Along Notice, once given, is irrevocable but both the Tag Along Notice and all obligations under the Tag
Along Notice will lapse if for any reason the Sale Shares are not transferred to the Third Party Purchaser.
(d) On the issue of a Tag Along Notice the Seller must take all reasonable steps to cause the Shares to be purchased by the Third Party Purchaser on the terms and at the price specified in the Tag Along Notice, and otherwise in accordance with this clause 12.10.
(e) If the Seller is unable to cause the Third Party Purchaser to buy all of the Shares at the price specified in the Tag Along Notice (or a greater price) and otherwise in accordance with this clause 12.10 and to complete that purchase then the Seller must not sell or otherwise transfer any of the Sale Shares to the Third Party Purchaser.

12.11 Exclusions
This entire clause 12 (other than clause 12.6) does not apply to a Disposal by US Gold of its Shares in the Company where US Gold enters into and completes a merger of US Gold into a third party company, and in connection with that merger US Gold or the merged entity agrees to the distribution of Shares in the Company held by US Gold to certain officers or directors of US Gold.

13 Power of attorney

13.1 Purpose of power of attorney
The appointments of attorneys in clause 13.2 are for the purposes only of any of the transactions contemplated by clauses 5.3 and 12.

13.2 Power of attorney
In consideration of, among other things, the mutual promises contained in this Agreement:
(a) each Shareholder irrevocably appoints the other Shareholders severally as its attorney to complete and execute (under hand or under seal) such instruments for and on its behalf as the attorney thinks necessary or desirable to give effect to any of the transactions contemplated by clauses 5.3 and 12;
(b) each appointor agrees to ratify and confirm whatever the attorney lawfully does, or causes to be done, under the appointment;
(c) each appointor agrees to indemnify the attorney against all claims, demands, costs, charges, expenses, outgoings, losses and liabilities arising in any way in connection with the lawful exercise of all or any of the attorney's powers and authorities under that appointment; and
(d) each appointor agrees to deliver to the Company on demand any power of attorney, instrument of transfer or other instruments as the Company may require for the purposes of any of the transactions contemplated by clauses 5.3 and 12.

14 Share certificates

Every share certificate issued by the Company to a Shareholder must be endorsed by the Company with a statement that the Shares are subject to the terms of this Agreement.

15 Termination

15.1 Termination
This Agreement will terminate:
(a)     by mutual agreement of all parties;
(b) in respect of a Shareholder when it does not hold any Shares;
(c) if the Company is wound up by resolution of Shareholders or an order of a court of a competent jurisdiction; or
(d) on Listing, but this clause does not limit or affect clause 7(d).

15.2 Without prejudice
Termination of this Agreement under clause 15.1 will be without prejudice to any accrued rights of the parties.

16 General

16.1 Notices
(a) Any notice or other communication including, but not
limited to, any request, demand, consent or approval, to or
by a party to this Agreement:
(1) must be in legible writing and in English addressed as
shown below:
(A) if to Majority Shareholders:
Address:        2201 Kipling St., Suite 100, Lakewood,
Colorado, United States of America
80215-1545
Attention:      William W Reid
Facsimile:      303-238-1724;
(B) if to Minority Shareholder:
Address:        West Block Building, AIB International Financial
Services Centre, Dublin 1, Ireland
Attention:      RMB International (Dublin) Limited
Facsimile:      int+353 1 6702 439; and
(C) if to the Company:
Address:        2201 Kipling St., Suite 100, Lakewood,
Colorado, United States of America
80215-1545
Attention:      William W Reid
Facsimile:      303-238-1724,
or as specified to the sender by any party by notice;
(2) where the sender is a company, must be signed by an officer or under the common seal of the sender;
(3) is regarded as being given by the sender and received by the addressee:
(A) if by delivery in person, when delivered to the addressee;
(B) if by post, 3 Business Days from and including the date of postage; or
(C) if by facsimile transmission, whether or not legibly received, when transmitted to the addressee, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business
Day; and
(4) can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.
(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after transmission is received or regarded as received under clause 16.1(a)(3) and informs the sender that it is not legible.
(c) In this clause 16.1, a reference to an addressee includes a reference to an addressee's officers, agents or employees.

16.2 Governing law and jurisdiction

(a) This Agreement is governed by the laws of the Jurisdiction.
(b) Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the Jurisdiction.

16.3 Prohibition and enforceability
(a) Any provision of, or the application of any provision of, this Agreement or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.
(b) Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

16.4 Waivers
(a) Waiver of any right arising from a breach of this Agreement or of any Power arising on default under this Agreement must be in writing and signed by the party granting the waiver.
(b) A failure or delay in exercise, or partial exercise, of:
(1) a right arising from a breach of this Agreement; or
(2) a Power created or arising on default under this Agreement, does not result in a waiver of that right or Power.
(c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this Agreement or on a default under this Agreement as constituting a waiver of that right or Power.
(d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.
(e) This clause may not itself be waived except by writing.

16.5 Variation
A variation of any term of this Agreement must be in writing and signed by the parties.

16.6 Cumulative rights
The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the parties.

16.7 Assignment
Rights arising out of or under this Agreement are not assignable by one party without the prior written consent of every other party.

16.8 Further assurances
Each party must do all things and execute all further documents necessary to give full effect to this Agreement.

16.9 Entire agreement
This Agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

16.10 Counterparts
(a) This Agreement may be executed in any number of counterparts.
(b) All counterparts, taken together, constitute one instrument.
(c) A party may execute this Agreement by signing any counterpart.

16.11 Stamp duty
The Minority Shareholder is responsible for any stamp duty (including any fine or penalty) in respect of this Agreement.

16.12 Costs and expenses
Subject to clauses 5.5 and 16.11, each party must pay its own costs and expenses in respect of:
(a) the negotiation, preparation, execution, delivery and registration of this Agreement; and
(b) the enforcement or protection or attempted enforcement or protection of any rights under this Agreement, including, but not limited to, any legal costs and expenses and any professional consultant's fees.

16.13 Relationship of parties
Neither party is the partner, agent, employee or representative of any other party and neither party has the power to incur any obligations on behalf of, or pledge the credit of, any other party.

Executed as an agreement:

Signed for
US Gold Corporation
/s/ William W. Reid
by William W Reid, President, in
the presence of:

Witness  /s/ William F. Pass
Name (please print) William F. Pass

Signed by
/s/ William W. Reid
William W Reid
in the presence of:

Witness /s/ William F. Pass
Name (please print) William F. Pass

Signed by
/s/ David C. Reid
David C Reid
in the presence of:

Witness /s/ William F. Pass
Name (please print) William F. Pass

Signed by
RMB International (Dublin) Limited

/s/ Shane Gill
by: Shane Gill

/s/ D. Coet Ree
by: D. Coet Ree

Signed for
Gold Resource Corporation
by William W Reid, President, in
the presence of:

Witness /s/ William F. Pass
Name (please print) William F. Pass